EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(UNAUDITED)

                                           Three Months Ended                                       Fiscal Year Ended
                                         -----------------------------------------------------------------------------------------------------------
                                            May 4,        May 5,              February 2,    February 3,   January 29,    January 30   January 31
                                             2002          2001                   2002          2001*          2000          1999         1998
                                         ----------------------------        -----------------------------------------------------------------------

Consolidated pretax income                    $ 90,259      $ 41,869              $ 111,571     $ 140,860      $ 283,949    $ 219,084     $ 410,035
Fixed charges (less capitalized
interest)                                       48,920        53,451                214,649       249,671        261,638      219,341       147,466
                                         ----------------------------        -----------------------------------------------------------------------

EARNINGS                                     $ 139,179      $ 95,320              $ 326,220     $ 390,531      $ 545,587    $ 438,425     $ 557,501
                                         ============================        =======================================================================

Interest                                      $ 43,846      $ 48,185              $ 190,388     $ 224,323      $ 236,566    $ 196,680     $ 129,237
Capitalized interest                               252         1,161                  5,415         4,720          5,177        3,050         3,644
Interest factor in rent expense                  5,074         5,266                 24,261        25,348         25,072       22,661        18,229
                                         ----------------------------        -----------------------------------------------------------------------

FIXED CHARGES                                 $ 49,172      $ 54,612              $ 220,064     $ 254,391      $ 266,815    $ 222,391     $ 151,110
                                         ============================        =======================================================================

Ratio of earnings to fixed charges                2.83          1.75                   1.48          1.54           2.04         1.97          3.69
                                         ============================        =======================================================================

 * 53 Weeks